UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K/A

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): December 23, 2019

RF INDUSTRIES, LTD.
(Exact name of registrant as specified in its charter)

Nevada (State or Other Jurisdiction of Incorporation)	0-13301 (Commission File Number)	88-0168936 (I.R.S. Employer Identification No.)

7610 Miramar Road, Bldg. 6000 San Diego, California 92126-4202 (Address of Principal Executive Offices) (858) 549-6340 (Registrant’s Telephone Number)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered

Common Stock, $0.01 par value per share	RFIL	NASDAQ Global Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 9.01	Financial Statements and Exhibits

(a)	Financial Statements of Businesses Acquired. In its Current Report on Form 8-K filed on November 4, 2019 (the “Initial Form 8-K”), RF Industries, Ltd. (the “Company”) previously disclosed that, in connection with the Company’s purchase of 100% of the issued and outstanding shares of Schroff Technologies International, Inc. (the “Sale”), the Company would file the financial statements required by Item 9.01(a) of Form 8-K by amendment to the Initial Form 8-K no later than the 71st day after the filing date of the Initial Form 8-K. Upon further analysis, the Company has determined that the Sale does not rise to the level of significance under Regulation S-X, Rule 1-02(w) to require the filing of Schroff Technologies International, Inc.’s financial statements under this Item 9.01(a). Accordingly, notwithstanding the undertaking made by the Company in the Initial Form 8-K, the Company will not file audited financial statements of Schroff Technologies International, Inc. in a subsequent Form 8-K.

(b)	Pro Forma Financial Information. As set forth in Item 9.01(a) above, the Company has determined that the Sale does not rise to the level of significance to require the Company to furnish pro forma financial information under this Item 9.01(b). Accordingly, notwithstanding the undertaking made by the Company in the Initial Form 8-K, the Company will not furnish any pro forma financial information regarding the Sale in a subsequent Form 8-K.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

December 23, 2019	By:	/s/ Robert Dawson
Robert Dawson
President and Chief Executive Officer